UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant    ☐
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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12
EAGLE ROCK ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)
________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO PROXY STATEMENT
FOR
ANNUAL MEETING OF LIMITED PARTNERS
To be reconvened June 8, 2012

May 29, 2012

TO THE LIMITED PARTNERS OF EAGLE ROCK ENERGY PARTNERS, L.P.:

As you may be aware, the annual meeting of Eagle Rock Energy Partners, L.P. (the “Partnership”) scheduled for May 22, 2012 was adjourned to June 8, 2012, at 9:00 a.m., local time, at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002.

The meeting was adjourned with respect to all three proposals on account of the lack of requisite quorum to act on the proposal regarding election of Elected Directors as determined in the manner described in the proxy statement dated as of April 9, 2012 that was previously provided to you, notwithstanding achievement of quorum with respect to the other two proposals.

As described in the proxy statement, the Partnership disregarded broker non-votes in determining whether a quorum existed for purposes of the election of Elected Directors but included broker non-votes in the determination of quorum for the other matters to be acted on at the meeting. To date, common unitholder voting participation (not including broker non-votes) has been insufficient to obtain a quorum for purposes of the election of Elected Directors. Upon further consideration by the Partnership and its advisors in an effort to avoid disenfranchisement of the common unitholders who have voted on this matter, the Partnership has concluded that broker non-votes should be included in determining whether a quorum has been reached for purposes of the election of Elected Directors. As a result, at the reconvened meeting, the Partnership intends to treat broker non-votes as present with respect to the determination of whether a quorum has been reached for the election of Elected Directors.

The Partnership is continuing to solicit proxies with respect to all three proposals of the Partnership (i.e., the election of Elected Directors, the approval of named executive officer compensation, and the ratification of KPMG LLP as the independent registered public accounting firm of the Partnership). As of the date of this letter, all three proposals are passing by significant margins. The unitholders of record on March 26, 2012, the record date for the annual meeting, will continue to be the unitholders entitled to vote at the reconvened meeting.

If your common units have not yet been voted, we urge you to vote today. The fastest way to vote is by telephone or internet, as described in our previously filed proxy statement for the annual meeting.  If you have any questions or need assistance voting, please contact Morrow & Co., LLC, our proxy solicitor, at 1-888-836-9724.

Sincerely,

Charles C. Boettcher
Senior Vice President and General Counsel

P. O. Box 2968
Houston, TX 77252-2968

281-408-1200 Office                            WWW.EAGLEROCKENERGY.COM